UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2014


                          AMERICAN PARAMOUNT GOLD CORP.
             (Exact name of registrant as specified in its charter)

         NEVADA                     333-138148                   20-5243308
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

141 Adelaide St. West, Suite 240, Toronto, Ontario, Canada        M5H 3L5
      (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (416) 214-0049

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 19, 2014, the Board of Directors appointed Dallas Gray to a vacant seat on the Board of Directors. On March 20, 2014, the Company accepted the resignation of Mr. Wayne Parsons as its sole officer and as director and accepted the appointment of Mr. Dallas Gray as the sole officer and director to act in Mr. Parson's stead. Mr. Parson's resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

Mr. Dallas Gray, age 44, has 20+ years of experience in radio. He is presently the General Manager of K96-3, the Classic Rock station broadcasting from Kelowna, British Columbia. He also serves as General Manager for Penticton, British Columbia, station CIGV, now called Country 100.7. Prior to this assignment, Mr. Gray was retail sales manager for Sun-FM / AM 1150, as well as Silk-FM, for Astral Radio, commencing in 2001. He has served as a director of Sun Country Radio since 2008 and has been on the Board of the Downtown Kelowna Association since 2010, where he is currently the President. Mr. Gray is a member of the Board of Directors of the British Columbia Association of Broadcasters (BCAB) and was co-chair of that association's 2013 convention.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.


/s/ Dallas Gray
-----------------------------
Dallas Gray
Director

March 24, 2014

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